Exhibit 5.2

[RLF Letterhead]

June 25, 2013

BNY Capital VI

BNY Capital VII

BNY Capital VIII

BNY Capital IX

BNY Capital X

c/o The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Re: BNY Capital VI - X

Ladies and Gentlemen:

We have acted as special Delaware counsel for The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”), BNY Capital VI, a Delaware statutory trust (“Trust VI”), BNY Capital VII, a Delaware statutory trust (“Trust VII”), BNY Capital VIII, a Delaware statutory trust (“Trust VIII”), BNY Capital IX, a Delaware statutory trust (“Trust IX”), and BNY Capital X, a Delaware statutory trust (“Trust X”) (Trust VI, Trust VII, Trust VIII, Trust IX and Trust X are hereinafter collectively referred to as the “Trusts” and sometimes hereinafter individually referred to as a “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	The Certificate of Trust of Trust VI, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 21, 1998;

BNY Capital VI - X

June 25, 2013

(b)	The Certificate of Trust of Trust VII, as filed with the Secretary of State on December 21, 1998;

(c)	The Certificate of Trust of Trust VIII, as filed with the Secretary of State on December 21, 1998;

(d)	The Certificate of Trust of Trust IX, as filed with the Secretary of State on June 2, 2006;

(e)	The Certificate of Trust of Trust X, as filed with the Secretary of State on June 2, 2006 (the documents in (a) through (e) are collectively referred to herein as the “Certificates of Trust”);

(f)	The Trust Agreement of Trust VI, dated as of December 21, 1998 among The Bank of New York, Inc. (“BNY”) and the trustees named therein;

(g)	The Trust Agreement of Trust VII, dated as of December 21, 1998 among BNY and the trustees named therein;

(h)	The Trust Agreement of Trust VIII, dated as of December 21, 1998 among BNY and the trustees named therein;

(i)	The Trust Agreement of Trust IX, dated as of June 2, 2006 among BNY and the trustees named therein;

(j)	The Trust Agreement of Trust X, dated as of June 2, 2006 among BNY and the trustees named therein (the agreements in (f) through (j) are collectively referred to herein as the “Initial Trust Agreements”);

(k)	The Registration Statement (the “Registration Statement”) on Form S-3, including a prospectus (the “Prospectus”), with respect to, among other things, the Trust Preferred Securities of the Trusts representing undivided beneficial interests in the assets of the Trusts (each, a “Trust Preferred Security” and collectively, the “Trust Preferred Securities”), as filed by the Company and the Trusts with the Securities and Exchange Commission on or about June 25, 2013;

(l)	A form of Amended and Restated Trust Agreement for each of the Trusts (collectively, the “Trust Agreements” and each individually, a “Trust Agreement”), filed as exhibit 4.33 to the Registration Statement; and

BNY Capital VI - X

June 25, 2013

(m)	A Certificate of Good Standing for each of the Trusts, each dated June 24, 2013, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (m) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (m) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that each of the Trust Agreements and Certificates of Trust will be in full force and effect and will not be amended, except as described in (ix) below, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Trust Preferred Security is to be issued by the Trusts (collectively, the “Preferred Security Holders”) of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for such Trust Preferred Security, in accordance with the Trust Agreements and the Registration Statement, (vii) that the Trust Preferred Securities will be issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Prospectus, (viii) that the Company succeeded to the interests of BNY under the applicable Initial Trust Agreement by operation of law and (ix) that the trustees named in the applicable Trust Agreement, if different than those named in the applicable Initial Trust Agreement, have been duly appointed and any required amendment to the applicable Certificate of Trust has been filed with the Secretary of State. We have not participated in the preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

BNY Capital VI - X

June 25, 2013

This opinion is limited to the law of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Trusts has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del.C. §§ 3801 et seq.

2. The Trust Preferred Securities of each Trust will represent valid and, subject to the qualifications set forth in paragraph 3 below, legally issued, fully paid and non-assessable undivided beneficial interests in the assets of the applicable Trust.

3. The Trust Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the applicable Trust Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Validity of Securities” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

DKD/jmb